Exhibit 99.2

WILLIAM LYON HOMES ANNOUNCES AGREEMENT TO ACQUIRE

RSI COMMUNITIES, A SOUTHERN CALIFORNIA AND TEXAS BASED HOMEBUILDER

PURCHASE INCLUDES APPROXIMATELY 11,000 LOTS, WITH APPROXIMATELY 7,000 LOTS IN THE ATTRACTIVE AUSTIN, TX MARKET AND OVER 3,000 LOTS IN SOUTHERN CALIFORNIA

NEWPORT BEACH, CA— February 20, 2018 — William Lyon Homes (the “Company” or “William Lyon Homes”) (NYSE: WLH), a leading homebuilder in the Western U.S., today announced that it has entered into a definitive agreement to acquire RSI Communities (“RSI”), a Southern California and Texas based homebuilder, and three additional related real estate assets for an aggregate cash purchase price of approximately $460 million. The transaction marks the Company’s entry into Texas and is expected to close in the first quarter of 2018, subject to the satisfaction of certain closing conditions.

RSI Communities has operated in the Inland Empire of Southern California and the Austin and San Antonio, Texas markets since being founded by Newport Beach based entrepreneur and building products veteran, Ron Simon, and 30-year homebuilding veteran, Todd Palmaer. As of December 31, 2017, RSI owned or controlled 11,128 lots, including 6,895 in Austin, Texas, 1,060 in San Antonio, Texas and 3,173 in the Inland Empire, California. RSI primarily targets the entry level and first time buyer segments.

“The addition of RSI Communities to the William Lyon Homes family enables us to strengthen our position in the land-constrained Southern California market and gain immediate size and scale in Austin as a foothold in the attractive Texas region, which we view as the first step in a broader Texas strategy,” said Matthew R. Zaist, President and Chief Executive Officer of William Lyon Homes. “We expect this acquisition to drive top-line growth and operational synergies for the Company, to generate significant cash flows over the coming years, and to be accretive on an earnings basis to our shareholders.”

Todd Palmaer, President and Chief Executive Officer of RSI, stated, “We are delighted to have our company join the William Lyon Homes organization. We have a great deal of confidence in the William Lyon Homes platform and its executive management team, and believe that its acquisition of RSI Communities will add to Lyon’s continued success in its current and new markets.” Palmaer further noted, “Our companies share many of the same core values, including a culture of character and integrity, with the overriding goal of becoming the homebuilder of choice by consistently delivering an unparalleled value and customer experience through operational excellence, and I am pleased that William Lyon Homes has embraced RSI’s employees who are expected to become an important part of the Lyon organization.”

It is anticipated that upon the closing of the transaction that RSI’s Texas operations will become a new William Lyon Homes region, led by RSI’s current Chief Operating Officer, John Bohnen, who will serve as Regional President. Prior to his time with RSI, Mr. Bohnen served in various executive positions for several publicly traded homebuilders, including most recently as Division President for Standard Pacific Homes and CalAtlantic Homes in Austin, Texas from 2012 to 2016. Mr. Bohnen also served for several years as an Infantry Captain in the U.S. Army prior to his homebuilding career. RSI’s Southern California operations will become a new Inland Empire division of William Lyon Homes, led by Pat Donahue as Inland Empire Division President. Mr. Donahue brings nearly 30 years of homebuilding experience to his new role, with particular expertise in start-up initiatives and new divisions. Prior to his service as Southern California Division President for RSI, Mr. Donahue served in executive roles at several private and public homebuilders, including Pulte Homes. Mr. Donahue is also a veteran of the U.S. Marine Corps.

“We are thrilled to bring John, Pat and their respective teams on board as an integral part of William Lyon Homes,” said Mr. Zaist. “The RSI management team brings a tremendous amount of industry experience and historical public company operating discipline and has developed a reputation for high quality construction and customer satisfaction, along with an attractive lot supply that our combined Company can leverage for future top and bottom-line growth.”

Mr. Zaist, concluded, “The acquisition of RSI represents our most significant acquisition since our entry into Portland and Seattle with the Polygon Northwest Homes acquisition in 2014, and furthers our strategy of building in the strongest markets in the Western U.S., while also strengthening our pipeline in Southern California, as we continue our mission of being the premier Western Regional Homebuilder.”

The Company intends to fund the acquisition with cash on hand, debt, and approximately $200 million in land banking proceeds to be provided by Hearthstone.

The transaction is subject to the satisfaction of customary closing conditions and regulatory approvals and is expected to close in March of 2018. J.P. Morgan Securities, LLC acted as exclusive financial advisor for William Lyon Homes and Latham & Watkins LLP acted as legal advisor. Citi acted as exclusive financial advisor for RSI and O’Melveny & Myers LLP acted as legal advisor.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland and Seattle. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 102,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Conference Call

The Company will host a conference call to discuss this transaction, as well as its financial results for the fourth quarter and year-ended December 31, 2017 today, Tuesday, February 20, 2018 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, conference ID #7289339, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site.

A replay of the call will be available through February 28, 2018 by dialing (855) 859-2056 or (404) 537-3406, conference ID #7289339. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

Forward-Looking Statements

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: consummation of the proposed transaction with RSI Communities described herein and the anticipated benefits to be realized therefrom; market and industry trends; anticipated operating results and financial performance; market expansion; personnel roles, responsibilities and performance; and anticipated financing for the RSI Communities acquisition. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the Company’s ability to consummate the proposed transaction described herein on time or at all, and to realize the anticipated benefits therefrom; the Company’s ability to successfully integrate RSI Communities’ homebuilding operations with its existing operations; any adverse effect on the Company’s, or RSI Communities’ business operations during the pendency of the acquisition; adverse weather conditions; the availability of labor and homebuilding materials and increased construction cycle times; the availability and timing of mortgage financing; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased outside broker costs; increased costs of homebuilding materials; changes in governmental laws and regulations and compliance, increased costs, fees and delays associated therewith; government actions, policies, programs and regulations directed at or affecting the housing market (including the Tax Cuts and Jobs Act (“TCJA”), the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including pursuant to the TCJA; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; defects in manufactured products or other homebuilding materials; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; terrorism or other hostilities involving the United States and other geopolitical risks; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com